Exhibit 99.1

TEN Holdings, Inc. Announces Closing of $2.0 Million Offering

NEW YORK, NY, November 9, 2026 - TEN Holdings, Inc. (Nasdaq: XHLD) (the “Company”), through its subsidiary, Ten Events, Inc., a provider of event planning, production, and broadcasting services, today announced the closing of its offering (the “Offering”) for the purchase and sale of 3,389,831 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”). Each share of Common Stock was sold at an offering price of $0.59 per share. The gross proceeds to the Company from the Offering were approximately $2.0 million, before deducting Offering expenses payable by the Company.

The Company intends to use the net proceeds from the Offering for working capital and general corporate purposes.

The shares of Common Stock were offered by the Company pursuant to an effective registration statement on Form S-3 (File No. 333-299485), which was initially filed with the U.S. Securities and Exchange Commission (the “SEC”) on October 16, 2026, and declared effective by the SEC on October 26, 2026 (the “Registration Statement”).

The Offering was made only by means of the prospectus and accompanying prospectus supplement forming part of the Registration Statement relating to the Offering. The prospectus relating to this Offering and the prospectus supplement relating to and describing the final terms of the Offering were filed with the SEC and are available on the SEC’s website at www.sec.gov.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About TEN Holdings, Inc.

TEN Holdings, Inc. (Nasdaq: XHLD) is a New York-based technology company focused on developing enterprise software solutions that enable organizations to create, manage, deliver, and measure digital experiences. Through its flagship Digital Experience Platform, TEN, the Company provides technology solutions for enterprise communications, virtual events, webinars, and continuing education, supporting digital experiences with up to 50,000 concurrent attendees.

Building on more than a decade of experience serving Fortune 500 companies, TEN Holdings is evolving its platform into a broader, AI-enabled enterprise technology ecosystem. Its product roadmap includes marketing automation, CRM integrations, advanced engagement analytics, AI-powered capabilities, and content management solutions designed to help organizations streamline workflows, strengthen customer engagement, and generate actionable business insights.

The Company’s strategy is centered on expanding its SaaS offerings, increasing recurring revenue opportunities, and delivering scalable technology solutions to enterprise customers. Planned capabilities remain subject to ongoing development, and there can be no assurance regarding their timing or availability.

Forward-Looking Statements

Certain statements contained in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including, but not limited to: statements regarding the Offering and the use of proceeds, risks regarding the Company’s growth strategy, the development, availability and adoption of TEN and its planned expansion, including AI and automation, landing pages, integrations, engagement, reporting and analytics, and content studio capabilities, the Company’s recurring-revenue strategy, potential acquisitions, and the uncertainties related to market conditions and other factors discussed in the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q filed with the SEC and other filings with the SEC. For these reasons, among others, investors are cautioned not to place undue reliance upon any forward-looking statements in this press release. Any forward-looking statements contained in this press release speak only as of the date hereof, and TEN Holdings, Inc. specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

For more information, please contact:

Investor Relations Inquiries:

Skyline Corporate Communications Group, LLC
Scott Powell, President
1177 Avenue of the Americas, 5th Floor
New York, New York 10036
Office: (646) 893-5835
Email: IR@skylineccg.com